Exhibit 99.1

Net1 Appoints Naeem Kola as Group Chief Financial Officer

JOHANNESBURG, December 10, 2021 - Net 1 UEPS Technologies, Inc. (NasdaqGS: UEPS; JSE: NT1) (the "Company" or "Net1") today announced that it has appointed Naeem Kola as Group Chief Financial Officer. Kola will take up his role with effect from March 1, 2022, and joins Net1 soon after the announcement of the transformative acquisition of the Connect Group. Alex Smith will remain in the role of Chief Financial Officer until Kola joins, and will then transition into newly created role of Group Chief Accounting Officer from March 1, 2022.

Kola has progressively held senior finance roles across Middle East and Africa, based out of Dubai, most notably as Group Chief Financial Officer of the Emerging Markets Payments Group (EMP), a high-growth fintech business that grew materially and successfully concluded and integrated five acquisitions during Naeem's six-year tenure as Chief Financial Officer. Prior to becoming Chief Financial Officer, Naeem was Senior Vice President for Finance, Investments, Strategy and Business Planning at Network International, a leading payment technology company in the Middle East. Since the acquisition of EMP by Network International in 2017, Naeem has been an Operations Director and Strategic Advisor to the emerging market private equity firm Actis, where he again focused on fintech business investments and value creation initiatives.

"We are excited to have Naeem join us as Group Chief Financial Officer," said Chris Meyer, Net1's Group Chief Executive Officer. "Naeem is a highly experienced executive with a successful track-record as Chief Financial Officer of high-growth emerging market fintech businesses. Naeem has extensive experience in merger and acquisition and post-merger integration, capital raising and overall management of high-performing finance functions within fintech businesses. His extensive global fintech expertise, combined with his strong knowledge of Net1's core South African geography, make him an ideal choice to help drive our company's growth."

"I would like to thank Alex for his many contributions to Net1, both as Group Chief Financial Officer and Acting Group Chief Executive Officer, and I look forward to working closely with him in his new role as Chief Accounting Officer. I am pleased with the transition of Alex to the new role. He is an exceptional accountant and senior executive. His new role reflects the continued evolution of Net1, and the important role Alex will play as Net1 is transformed into the leading Financial technology platform delivering financial inclusion to merchants and consumers in Southern Africa," continued Meyer.

"The scope of the Chief Financial Officer role has broadened considerably, particularly with the anticipated closing of the Connect Group acquisition, and our plans to grow the fintech platform. As such, Alex will retain much of his existing focus in the role of Chief Accounting Officer, whereas Naeem will bring his expertise at a strategic level in terms of scaling fintech payments businesses, post-merger integration, and building out the business intelligence and forecasting that is needed in a high growth, data driven business," concluded Meyer.

"I am very excited to join Net1 during a transformational period for the business. I am highly aligned with the vision of financial inclusion and I am excited to work alongside my new colleagues, board directors and shareholders to pursue the very attractive growth opportunities facing Net1. I am a firm believer in financial inclusion and growth opportunities as markets transition towards digital payments and acceptance. This is an exciting opportunity and looking immensely forward to being part of Net1," said Kola.

About Net1

Net1 is a leading financial technology company that utilizes its proprietary banking and payment technology to deliver on its mission of financial inclusion through the distribution of low-cost financial and value-added services to underserved consumers and merchants in Southern Africa. Net1 also provides transaction processing services, including being a payment processor and bill payment platform in South Africa. Net1 leverages its strategic investments to further expand its product offerings or to enter new markets.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

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